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                                                                    EXHIBIT 99.1




                           CONSENT OF E. Nelson Mills

     Pursuant to Rule 438 of the Securities Act of 1933, as amended, the undersigned hereby consents to all references to him in the Registration Statement on Form S-11, including any amendments thereto (each a "Registration Statement") of Wells Timber Real Estate Investment Trust, Inc., and the prospectus included therein, including, without limitation, any references under the heading "Management," to the undersigned agreeing to serve as an independent director of Wells Timber Real Estate Investment Trust, Inc. prior to the effectiveness of the Registration Statement. The undersigned also grants his permission to include a copy of this consent as a part of any Registration Statement.


January 25, 2006                                  /s/ E. Nelson Mills
                                                  ------------------------
                                                  E. Nelson Mills